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Exhibit 11.1

                     INTEGRAL SYSTEMS INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE


                                                                Three Months Ended                         Six Months Ended
                                                                     March 31,                                  March 31,
                                                            2001                  2000                 2001                2000
                                                       -------------          ------------          -----------         -----------
Basic:
Weighted average number of common shares                   9,452,318             8,620,006            9,446,718           8,243,002

Net Income                                                $  788,033            $  736,689           $1,840,273          $2,202,941
Earnings per share
  Income from Continuing Operations                       $     0.08            $     0.08           $     0.19          $     0.25
  Income from Discontinued Operations                     $     0.00            $     0.01           $     0.00          $     0.01
                                                          ----------            ----------           ----------          ----------
Net Income                                                $     0.08            $     0.09           $     0.19          $     0.26
                                                          ==========            ==========           ==========          ==========

Diluted:
Weighted average number of common shares                   9,608,517             9,158,494            9,586,787           8,762,992

Net Income                                                $  788,033            $  736,689           $1,840,273          $2,202,941
Earnings per share
  Income from Continuing Operations                       $     0.08            $     0.08           $     0.19          $     0.24
  Income from Discontinued Operations                     $     0.00            $     0.00           $     0.00          $     0.01
                                                          ----------            ----------           ----------          ----------
Net Income                                                $     0.08            $     0.08           $     0.19          $     0.25
                                                          ==========            ==========           ==========          ==========